Exhibit 107
Calculation of Filing Fee Tables
S-3
(Form Type)
Halliburton Company
Halliburton Operations Finance Company, LLC
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	1	Equity	Common Stock of Halliburton Company (“Halliburton”)	457(r)				0.00013810
Fees to Be Paid	2	Equity	Preferred Stock of Halliburton	457(r)				0.00013810
Fees to Be Paid	3	Debt	Debt Securities of Halliburton	457(r)				0.00013810
Fees to Be Paid	4	Other	Depositary Shares of Halliburton	457(r)				0.00013810
Fees to Be Paid	5	Other	Warrants of Halliburton	457(r)				0.00013810
Fees to Be Paid	6	Other	Subscription Rights of Halliburton	457(r)				0.00013810
Fees to Be Paid	7	Other	Purchase Contracts of Halliburton	457(r)				0.00013810
Fees to Be Paid	8	Other	Units of Halliburton	457(r)				0.00013810
Fees to Be Paid	9	Debt	Debt Securities of Halliburton Operations Finance Company, LLC	457(r)				0.00013810
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts					$0.00		$0.00
		Total Fees Previously Paid							$0.00
		Total Fee Offsets							$0.00
		Net Fee Due							$0.00
Offering Note

[1]
(a) An indeterminate aggregate amount or number of securities of each class is being registered hereunder, as may from time to time be offered, at indeterminate prices. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The indeterminate aggregate amount or number also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional securities that may be offered or issued as a result of stock splits, stock dividends or similar transactions or pursuant to anti-dilution provisions of any of the securities.
(b) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrants are deferring payment of all of the registration fees required in connection with this registration statement and will pay such fees on a pay-as-you-go basis.

[2]	See Offering Note 1.
[3]	See Offering Note 1.
[4]	See Offering Note 1.

[5]	See Offering Note 1.
[6]	See Offering Note 1.
[7]	See Offering Note 1.
[8]	See Offering Note 1.
[9]	See Offering Note 1.